UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): September 2, 2005

FIRST STATE BANCORPORATION

(Exact Name of Registrant as Specified in Charter)

New Mexico	001-12487	85-0366665
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

7900 Jefferson NE

Albuquerque, New Mexico 87109

(Address of Principal Executive Offices) (Zip Code)

(Registrant’s Telephone Number, Including Area Code) (505) 241-7500

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On September 2, 2005, First State Bancorporation, a New Mexico corporation (“First State”), New Mexico Financial Corporation, a New Mexico corporation (“NMFC”) and Ranchers Banks, a New Mexico state chartered bank and a wholly owned subsidiary of NMFC (“Ranchers”), entered into an Agreement and Plan of Merger (the “Merger Agreement”). The description of the Merger Agreement set forth below is qualified in its entirety by reference to the actual terms of the Merger Agreement, a copy of which is attached hereto as Exhibit 2.1 and is incorporated by reference herein in its entirety.

Pursuant to the Merger Agreement, NMFC will merge (the “Merger”) with and into First State with First State surviving. Under the terms of the Merger Agreement, NMFC stockholders will have the option to elect to receive First State common stock or cash consideration in place of First State common stock, subject to proration if either cash or stock is oversubscribed. Concurrently with the Merger, First State Bank N.M., a New Mexico state chartered bank and a wholly owned subsidiary of First State, and Ranchers Banks will enter into a subsidiary merger agreement where Ranchers Banks will merge with and into First State Bank N.M. with First State Bank N.M. surviving.

The completion of the Merger is subject to various customary closing conditions, including obtaining the approval of NMFC’s stockholders and the receipt of applicable regulatory approvals. In the event of a termination of the Merger Agreement under certain circumstances, First State or NMFC may be required to pay the other a termination fee as set forth in the Merger Agreement.

ADDITIONAL INFORMATION ABOUT THE MERGER AND WHERE TO FIND IT

In connection with the proposed merger, First State will file relevant materials with the SEC, including one or more registration statement(s) that contain a prospectus and a proxy statement. Investors and security holders of NMFC are urged to read these documents (if and when they become available) and any other relevant documents filed with the SEC, as well as any amendments or supplements to those documents, because they will contain important information about First State, NMFC and the Merger. Investors and security holders may obtain these documents (and any other documents filed by First State with the SEC) free of charge at the SEC’s website at www.sec.gov. In addition, the documents filed with the SEC by First State may be obtained free of charge by directing such request to: First State Bancorporation, 7900 Jefferson NE, Albuquerque, New Mexico 87109, Attention: H. Patrick Dee, (505-241-7500) or from First State’s website at www.fsbnm.com. Investors and security holders are urged to read the proxy statement/prospectus and the other relevant materials when they become available before making any voting or investment decision with respect to the proposed merger.

First State, NMFC and their respective executive officers and directors may be deemed to be participants in the solicitation of proxies from the stockholders of NMFC in favor of the acquisition. Information about the executive officers and directors of First State and their ownership of First

State common stock is set forth in the proxy statement for First State’s 2005 Annual Meeting of Stockholders, which was filed with the SEC on April 25, 2005. Investors and security holders may obtain more detailed information regarding the direct and indirect interests of First State, NMFC and their respective executive officers and directors in the acquisition by reading the proxy statement/prospectus regarding the acquisition when it becomes available.

Item 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(c) Exhibits.

Exhibit Number	Description
Exhibit 2.1	Agreement and Plan of Merger, dated as of September 2, 2005, by and among First State Bancorporation, New Mexico Financial Corporation and Ranchers Banks

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST STATE BANCORPORATION

Date: September 6, 2005

	By:	/s/ H. Patrick Dee
H. Patrick Dee
Executive Vice President and
Chief Operating Officer

EXHIBIT INDEX

Exhibit Number	Description
Exhibit 2.1	Agreement and Plan of Merger, dated as of September 2, 2005, by and among First State Bancorporation, New Mexico Financial Corporation and Ranchers Banks